                                                                EXHIBIT 4(a)

                                                              EXECUTION COPY


                        AMENDED, RESTATED AND NOVATED
                       JUNIOR INTERCREDITOR AGREEMENT

                  AMENDED, RESTATED AND NOVATED JUNIOR INTERCREDITOR AGREEMENT (this "Agreement") dated as of October 8, 2003 among SOLUTIA INC.,
                 ---------
a Delaware corporation (the "Company"); SOLUTIA BUSINESS ENTERPRISES, INC.,
                             -------
a corporation duly organized and validly existing under the laws of the State of New York ("Solutia New York"); each of the subsidiaries of the
                    ----------------
Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and,
                                         --------------------
collectively, the "Subsidiary Guarantors" and, together with the Company and
                   ---------------------
Solutia New York, the "Securing Parties"); ABLECO FINANCE LLC, as Collateral
                       ----------------
Agent for the Senior Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, the "Collateral
                                                                ----------
Agent"); and HSBC BANK USA, a banking corporation duly organized and validly
-----
existing under the laws of the State of New York, as trustee under the 2009 Notes Indenture referred to below (in such capacity, together with its successors in such capacity, the "Trustee").
                                  -------

                                  RECITALS
                                  --------

                  A. The Company, CPFilms Inc., Monchem, Inc., Monchem International, Inc., Solutia Systems, Inc., Citibank, N.A., as collateral agent (the "Existing Collateral Agent"), and the Trustee have previously
            -------------------------
entered into a Junior Intercreditor Agreement dated as of July 25, 2002 (the "Existing Junior Intercreditor Agreement"). The parties wish hereby to
 ---------------------------------------
amend, restate and novate the Existing Junior Intercreditor Agreement on the terms and conditions hereof.

                  B. The Company, Solutia New York, the Subsidiary Guarantors, certain lenders (the "Solutia Lenders"), Wells Fargo Foothill,
                                  ---------------
Inc., as administrative agent (in such capacity, together with its successors and assigns, the "Solutia Administrative Agent"), Congress
                             ----------------------------
Financial Corporation (Central), as documentation agent (in such capacity, together with its successors and assigns, the "Solutia Documentation Agent")
                                               ---------------------------
and the Collateral Agent are parties to a Financing Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Solutia Credit Agreement"), providing, subject to the terms and
           ------------------------
conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Company and the other borrowers referred to therein in an aggregate principal or face amount not exceeding $350,000,000.

                  C. The Company is also party to an Indenture dated as of July 9, 2002 (as modified and supplemented by the Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, and as further modified and supplemented and in effect from time to time, the "2009 Notes Indenture") among the Company, SOI Funding Corp. and HSBC Bank
 --------------------
USA, as trustee, pursuant to which SOI Funding Corp. has issued its 11.25% Senior Secured Notes due 2009 (the "2009 Notes"), in an aggregate principal
                                    ----------
amount of $223,000,000

                       Junior Intercreditor Agreement
                       ------------------------------




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                                   - 2 -

as of July 9, 2002, and which 2009 Notes have been assumed by the Company pursuant to a Supplemental Indenture thereto, and guaranteed by Solutia New York and the Subsidiary Guarantors as provided in Section 10.01 thereof.

                  D. Pursuant to the Senior Security Documents (as defined below), the Securing Parties have granted to the Collateral Agent liens on substantially all of the property of the Securing Parties as collateral security for the obligations of the Securing Parties under the Solutia Credit Agreement and all other documents related thereto.

                  E. In connection with the foregoing, the parties hereto wish to provide for the subordination of the liens granted pursuant to the Junior Security Documents (as defined below) in favor of the Trustee to the liens granted to the Collateral Agent pursuant to the Senior Security Documents.

                  NOW THEREFORE, the parties hereby agree that the Existing Junior Intercreditor Agreement is hereby amended, restated and novated in its entirety as follows:

                  Section 1.  Definitions, Etc.
                              ----------------

                  (a) Defined Terms. As used in this Agreement, the
                      -------------
following terms have the meanings specified below:

                  "Advance" means a "Loan" (as defined in the Solutia Credit
                   -------
         Agreement).

                  "Collateral" means, collectively, the assets of the
                   ----------
         Securing Parties subject to the Liens of the Junior Security
         Documents.

                  "Domestic Subsidiary" means any Subsidiary of the Company
                   -------------------
         organized under the laws of a State of the United States of America.

                  "Existing Note Indentures" means, collectively, the
                   ------------------------
         indenture and/or the fiscal agency agreement, as applicable, pursuant to which the following notes or debentures of the Company or Solutia Europe, as applicable, have been issued: 7.375% debentures due 2027, 6.72% debentures due 2037 and 6.25% euro notes due 2005, as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

                  "GAAP" means the generally accepted accounting principles
                   ----
         in the United States of America.

                  "Junior Secured Obligations" has the meaning ascribed
                   --------------------------
         thereto in the Junior Security Agreement.

                  "Junior Security Agreement" means the Amended, Restated
                   -------------------------
         and Novated Junior Security Agreement dated as of the date hereof among the Securing Parties, the Collateral Agent, and the Trustee, as the same shall be modified and supplemented and in effect from time to time.

                       Junior Intercreditor Agreement
                       ------------------------------




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                                   - 3 -

                  "Junior Security Documents" means (a) this Agreement,
                   -------------------------
         (b) the Junior Security Agreement, (c) the Amended, Restated and Novated Junior Charge Over Shares Agreement dated as of the date hereof between Monchem International, Inc. ("MII"), Solchem
                                                      ---
         Netherlands C.V. ("Solutia Netherlands"), the Company, the
                            -------------------
         Collateral Agent and the Trustee, (d) the Amended, Restated and Novated Junior Pledge Agreement dated as of the date hereof between MII, Solutia Investments, LLC ("Solutia Investments") Solutia
                                         -------------------
         Europe SA/NV, the Collateral Agent and the Trustee, (e) the Junior Deed of Disclosed Pledge of Limited Partnership Interests and Limited Partnership Assets, dated as of the date hereof, among MII, Solutia Netherlands, the Company and the Collateral Agent and (f) each other security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument (including any Uniform Commercial Code financing statements) executed pursuant to
         Section 3 or Section 5 of the Junior Security Agreement, as the same shall be modified and supplemented and in effect from time to time.

                  "Lender Obligations" means, collectively, all
                   ------------------
         "Obligations" under and as defined in the Solutia Credit Agreement.

                  "Lien" means any lien, security interest or other charge
                   ----
         or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any mortgage, easement, right of way or other encumbrance on title to real property.

                  "Majority Solutia Lenders" means the "Required Lenders"
                   ------------------------
         under and as defined in the Solutia Credit Agreement.

                  "Person" means any individual, corporation (including a
                   ------
         business trust), company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or governmental authority or other entity of whatever nature.

                  "Senior Guaranty Agreement" means, collectively, the
                   -------------------------
         guaranty set forth in Article XI of the Solutia Credit Agreement and each other guaranty made by a Subsidiary Guarantor in favor of one or more of the Senior Secured Parties, as the same shall be modified and supplemented and in effect from time to time.

                   "Senior Payment Date" means the date on which all of the
                   --------------------
         Lender Obligations have been paid in full in cash or otherwise satisfied in a manner acceptable to the Senior Secured Parties and letters of credit issued under the Solutia Credit Agreement have expired or terminated or been cash collateralized in the manner required by the Senior Credit Agreement and the "Revolving Credit Commitments" under and as defined in the Solutia Credit Agreement have been terminated.

                  "Senior Secured Obligations" means, collectively, (a) in
                   --------------------------
         the case of the Company or Solutia New York, the Lender
         Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations (as defined in the Solutia Credit Agreement) and (c) in the case of all

                       Junior Intercreditor Agreement
                       ------------------------------




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

         Securing Parties, all present and future obligations of the Securing Parties to the Senior Secured Parties, or any of them, under the Senior Security Documents.

                  "Senior Secured Parties" means, collectively, the
                   ----------------------
         Collateral Agent, the Solutia Lenders, the Solutia Documentation Agent, the Solutia Administrative Agent and any other Person which has received the benefit of a lien on the Senior Collateral pursuant to the Senior Security Documents.

                  "Senior Pledge Agreement" means the Pledge and Security
                   -----------------------
         Agreement dated the date hereof made by the Securing Parties in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, as the same shall be amended, restated, modified or supplemented and in effect from time to time.

                  "Senior Security Agreement" means the Security Agreement
                   -------------------------
         dated the date hereof made by the Securing Parties in favor of the Collateral Agent, for the benefit of the Solutia Secured Parties, as the same shall be amended, restated, modified or supplemented and in effect from time to time.

                  "Senior Security Documents" means, collectively, (a) the
                   -------------------------
         Senior Security Agreement, (b) the Senior Pledge Agreement, (c) the Charge Over Shares, dated as of the date hereof, among MII, the Company, Solutia Netherlands and the Collateral Agent, (d) the Share Pledge Agreement, dated as of the date hereof, among MII, Solutia Investments and the Collateral Agent, on behalf of Senior Secured Parties, (e) the Senior Deed of Disclosed Pledge of Limited Partnership Interests and Limited Partnership Assets, dated as of the date hereof, among MII, Solutia Netherlands, the Company and the Collateral Agent and (f) any other pledge agreements, security agreements, assignment agreements, mortgages, deeds of trust or other instruments providing for collateral security for the Lender Obligations from time to time executed, as the same shall be amended, restated, modified or supplemented and in effect from time to time.

                  "Subsidiary" has the meaning assigned to such term in the
                   ----------
         Existing Note Indentures, in each case as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

                  "2009 Noteholders" means each Person from time to time
                   ----------------
holding any of the 2009 Notes under the 2009 Notes Indenture.

                  (b) Terms Generally. The definitions of terms herein shall
                      ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's

                       Junior Intercreditor Agreement
                       ------------------------------




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
successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 2. Priority of Liens. It is the intent of the
                             -----------------
parties that the Liens created pursuant to the Junior Security Documents in favor of the Trustee shall be junior and subject in all respects to the Liens created pursuant to the Senior Security Documents. Accordingly, anything herein or in any of the other Junior Security Documents, the 2009 Notes Indenture or any other agreement or instrument between any of the Securing Parties and the Trustee or any of the 2009 Noteholders to the contrary notwithstanding, the Trustee, on behalf of itself and each of the 2009 Noteholders, hereby agrees for the benefit of the Collateral Agent and the Senior Secured Parties that, notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recording of the Liens or other method of perfecting the Liens created by the Junior Security Documents, to the extent such Lien in favor of any of the Senior Secured Parties is valid and enforceable, the Liens created pursuant to the Junior Security Documents shall be subordinate to the Liens created pursuant to the Senior Security Documents (the "Senior
                                                                  ------
Collateral").
----------

                  The Collateral Agent and the Senior Secured Parties may release their Liens against all or any portion of the Collateral at any time but are not entitled to release or affect the Liens of the Trustee which shall thereafter continue to be valid and enforceable (as first priority Liens) in and to such released Collateral unless the conditions in Section 3 hereof are met, at which time the Liens of the Trustee shall be released. If
(i) the Collateral Agent and the Senior Secured Parties have released all or a portion of their Liens, (ii) the conditions for an automatic release of the Liens of the Junior Secured Parties (as defined in the Junior Security Agreement) securing the Junior Secured Obligations against the Senior Collateral set forth in Section 3 shall not have been satisfied and (iii) at any later time such Liens in favor of the Collateral Agent and the Senior Secured Parties are reinstated or re-granted, the Collateral Agent shall, subject to the applicable provisions of the 2009 Notes Indenture and the Junior Security Documents, be entitled to (and at the request of the Company, shall) subordinate the Liens of the Trustee and the 2009 Noteholders under the Junior Security Documents to such reinstated Liens in favor of the Collateral Agent and the Senior Secured Parties, such subordination to be on the same terms and subject to the same conditions as provided in the first paragraph of this Section 2.

                  The Trustee, on behalf of itself and each 2009 Noteholder, hereby waives any requirement on the part of the Collateral Agent or the Senior Secured Parties in respect of marshalling of assets upon any exercise of remedies by the Collateral Agent or the Senior Secured Parties and any requirement that the Collateral Agent or any Senior Secured Party exercise remedies with respect to collateral security for the Senior Secured Obligations in any particular order or any particular manner.

                  Section 3. Release of Liens and Guarantees. The Liens of
                             -------------------------------
the Junior Secured Parties securing the Junior Secured Obligations against the Senior Collateral will be released

                       Junior Intercreditor Agreement
                       ------------------------------




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
automatically (and without any action or consent by the Trustee or the 2009 Noteholders) at such time, if (1) the Lien of the Collateral Agent against the Senior Collateral has been released and (2) all the Lender Obligations are unsecured and the revolving facility thereunder (x) is in a minimum amount of $50,000,000 and (y) has a tenor of no less than 364 days. In addition, the Liens of the Junior Secured Parties securing the Junior Secured Obligations against any particular item of Senior Collateral will be released automatically (and without any action or consent by the Trustee or the 2009 Noteholders) at such time as such item is sold or otherwise disposed of and the proceeds thereof applied to the Senior Secured Obligations to the extent required by the Solutia Credit Agreement or, alternatively, paid over to the Trustee for application to the Junior Secured Obligations. In either such event, the Trustee shall execute and deliver such documents, and do such other acts and things, as may be reasonably requested by the Company to confirm such release.

                  Section 4. Limitation on Rights and Remedies.
                             ---------------------------------
Notwithstanding anything to the contrary herein, in the other Junior Security Documents or in the 2009 Notes Indenture, the Trustee shall not be entitled to exercise (whether upon its own initiative or at the direction of any one or more of the 2009 Noteholders) any rights or remedies in respect of the Liens under the Junior Security Documents, or to enforce any of the Junior Security Documents, until the Senior Payment Date; provided that
                                                          --------
nothing herein shall prevent the 2009 Noteholders or the Trustee from declaring an "Event of Default" under the 2009 Notes Indenture, accelerating the Junior Secured Obligations, bringing suit thereon, filing proofs of claims or otherwise exercising rights or remedies under the 2009 Notes Indenture or the Junior Security Documents other than exercising rights or remedies in respect of their Liens under the Junior Security Documents.

                  Section 5. Notice of Senior Payment Date. The Collateral
                             -----------------------------
Agent shall promptly notify the Trustee of the occurrence of the Senior Payment Date.

                  Section 6.  Miscellaneous
                              -------------

                  6.01. Notices, Etc. All notices and other communications
                        ------------
         provided for hereunder shall be in writing, telecopied or delivered:

                  (a) if to any of the Securing Parties, care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141,
         Attention: Vice President and Treasurer, telephone number (314) 674-8250, telecopier number (314) 674-6755, with a copy in care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: General Counsel, telephone number (314) 674-2126, telecopier number (314) 674-2721;

                  (b) if to the Collateral Agent, at its address at Ableco Finance LLC, 299 Park Avenue, 23rd Floor, New York, New York 10171,
         Attention: Kevin Genda, telephone number (212) 891-2117, telecopier number (212) 891-1541; and

                  (c) if to the Trustee, at its address at HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018 (if mailed) or 10 East 40th Street, 14th Floor, New York, New York 10016 (if delivered),
         Attention: Issuer Services, telephone number (212) 525-1351, telecopier number (212) 525-1300.

                       Junior Intercreditor Agreement
                       ------------------------------




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                                   - 7 -


or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively.

                  6.02. Waivers. No failure on the part of the Collateral
                        -------
Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.03. Amendments, Etc. Except as otherwise herein
                        ---------------
expressly provided, the terms of this Agreement and the other Junior Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Securing Party and the Trustee, with the consent of the Collateral Agent (prior to the Senior Payment Date only) and (if and to the extent required by the 2009 Notes Indenture) the holders of the percentage of the principal amount of the 2009 Notes required by the 2009 Notes Indenture; provided that (i) no such amendment shall adversely
                      --------
affect the relative rights of any Senior Secured Party or 2009 Noteholder as against any other Senior Secured Party or 2009 Noteholder without the prior written consent of such first Senior Secured Party or 2009 Noteholder, and
(ii) any amendment or waiver (other than an amendment or a waiver releasing any Collateral) of any provision of any Senior Security Document not inconsistent with clause (i) above shall, at the written election of the Company delivered to the Trustee (and without the action by any other party), be deemed to be an amendment or a waiver of the corresponding provision, if any, of the Junior Security Agreement or other Junior Security Document with the same effect as if such amendment or waiver of such provision had been agreed to in writing in compliance with this Section
6.03. Any such amendment or waiver shall be binding upon the Collateral Agent (to the extent it has consented thereto), the Trustee, each Senior Secured Party (to the extent the Collateral Agent has consented thereto), each 2009 Noteholder and each Securing Party.

                  6.04. Governing Law. This Agreement shall be governed by,
                        -------------
and construed in accordance with, the law of the State of New York.

                  6.05. Jurisdiction. Each party hereto hereby irrevocably
                        ------------
and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Junior Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Junior Security Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Junior Security Document in the courts of any jurisdiction.

                       Junior Intercreditor Agreement
                       ------------------------------




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                                   - 8 -


                  6.06. Successors and Assigns. This Agreement shall be
                        ----------------------
binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto (provided that no Securing Party shall
                                       --------
assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent and the Trustee).

                  6.07. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid delivery of an executed counterpart hereof.

                  6.08. Severability. If any provision hereof is invalid and
                        ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  6.09. Captions. The captions and section headings
                        --------
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.10. Additional Subsidiary Guarantors. Pursuant to
                        --------------------------------
Section 4.19 of the 2009 Notes Indenture, any Subsidiary of the Company that becomes a Subsidiary Guarantor thereunder after the date hereof, shall become a "Subsidiary Guarantor" under this Agreement, and shall grant liens on all property owned by it that constitutes Collateral under the Junior Security Documents, by executing and delivering to the Collateral Agent and the Trustee a Guarantee Assumption Agreement in the form of Exhibit A hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" and a "Securing Party" for all purposes of this Agreement.

                  6.11. Termination. This Agreement may be terminated by the
                        -----------
Company, the Collateral Agent and the Trustee upon a new senior credit facility being entered into by the Company which is a "Credit Facility" under and as defined in the 2009 Notes Indenture, but is not the Solutia Credit Agreement (as defined hereunder), provided that substantially
                                         --------
contemporaneously therewith a replacement of this Agreement and the Junior Security Agreement are entered into on substantially the same terms hereof and thereof, which new agreements shall reflect the new parties thereto (and shall be on terms not any less favorable to the Trustee and the 2009 Noteholders than the terms hereof and thereof); provided, that the Trustee shall be entitled to receive (a) written instructions directing it to terminate this Agreement and (b) such other documents as it may reasonably request or require evidencing that the terms of such new agreements are not any less favorable to the Trustee and the 2009 Noteholders than the terms hereof and thereof; provided further that nothing herein shall require the Collateral Agent to deliver any such instructions or directions.

                       Junior Intercreditor Agreement
                       ------------------------------




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                                   - 9 -


                  6.12. Novation. The parties agree that Ableco Finance LLC
                        --------
shall hereby become the "Collateral Agent" hereunder (with all the rights and obligations thereof) and that henceforth the Existing Collateral Agent shall cease to be a party hereto and shall have no further rights or obligations hereunder. Subject to such agreement, the Existing Collateral Agent consents to the terms hereof.


                       Junior Intercreditor Agreement
                       ------------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended, Restated and Novated Junior Intercreditor Agreement to be duly executed as of the day and year first above written.

                                       SOLUTIA INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: Vice President and Treasurer
                                                 Solutia Inc.

                                       SOLUTIA BUSINESS ENTERPRISES, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President


                                 SUBSIDIARY GUARANTORS
                                 ---------------------

                                       CPFILMS INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: Vice President

                                       MONCHEM, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President
                                                 Monchem, Inc.

                                       MONCHEM INTERNATIONAL, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President
                                                 Monchem International, Inc.

                                       SOLUTIA SYSTEMS, INC.

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President
                                                 Solutia Systems, Inc.


                              Signature Page to
                        Junior Intercreditor Agreement

                                       SOLUTIA INVESTMENTS, LLC

                                       By:      /s/ Kevin Wilson
                                          ------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: President

                                 COLLATERAL AGENT
                                 ----------------

                                       ABLECO FINANCE LLC, as Collateral Agent

                                       By:      /s/ Kevin Genda
                                          ------------------------------------
                                          Name:  Kevin Genda
                                          Title: Senior Vice President and
                                                 Chief Credit Officer

                                 TRUSTEE
                                 -------

                                       HSBC BANK USA, as Trustee

                                       By:      /s/ Harriet Drandoff
                                          ------------------------------------
                                          Name:  Harriet Drandoff
                                          Title: Vice President


The undersigned is executing this Agreement solely for purposes of Section 6.12 hereof:

CITIBANK, N.A., as Existing Collateral Agent

By:      /s/ James N. Simpson
   ------------------------------
    Name:  James N. Simpson
    Title: Vice President
           Citibank, N.A.



                              Signature Page to
                        Junior Intercreditor Agreement